Corporate Presentation JANUARY 2022

Disclaimer

These slides and any related presentation by management of Comera Life Sciences ("Comera") (collectively, the "presentation") are intended to be provided only to accredited institutional investors who are considering an investment in Comera Life Sciences, and for no other purpose. The information provided in the presentation is intended to highlight certain matters bearing upon the current status of Comera Life Sciences that may be of interest to potential investors. The information provided is not complete, comprehensive or exhaustive, and any potential investor wishing to obtain additional information about topics referenced in the presentation, or other matters in connection with a potential investment, is encouraged to contact Comera Life Sciences.

These slides are intended for limited circulation, and the information provided in the presentation is provided on a confidential basis. Potential investors acknowledge and agree that they will hold the information and all related documents and disclosures in the strictest confidence. The presentation is not intended for public use or distribution, and dissemination, publication, distribution, disclosure, copying or use of the information or disclosures provided in the presentation is expressly prohibited.

The presentation shall not constitute an offer to sell, or the solicitation of an offer to buy, any securities, nor shall there be deemed to be any offer solicitation or sale of securities in any state or country in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or country.

Forward-Looking Statements

This presentation contains certain forward-looking statements within the meaning of the federal securities laws with respect to the proposed business combination between OTR and Comera, including statements regarding the benefits of the transaction, the anticipated timing of the transaction, the products offered by Comera and the markets in which it operates, and Comera's projected future results. These forward-looking statements generally are identified by the words "believe," "project," "expect," "anticipate," "estimate," "intend," "strategy," "future," "opportunity," "plan," "may," "should," "will," "would," "will be," "will continue," "will likely result," and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this document, including, but not limited to: (i) the risk that the transaction may not be completed in a timely manner or at all, which may adversely affect the price of OTR's securities, (ii) the risk that the transaction may not be completed by OTR's business combination deadline and the potential failure to obtain an extension of the business combination deadline if sought by OTR, (iii) the failure to satisfy the conditions to the consummation of the transaction, including the adoption of the business combination agreement by the stockholders of OTR, the satisfaction of the minimum trust account amount following redemptions by OTR's public stockholders, (iv) the lack of a third party valuation in determining whether or not to pursue the proposed business combination, (v) the occurrence of any event, change or other circumstance that could give rise to the termination of the business combination agreement, (vi) the effect of the announcement or pendency of the transaction on Comera's business relationships, performance, and business generally, (vii) risks that the proposed business combination disrupts current plans of Comera and potential difficulties in Comera's employee

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Disclaimer (Continued) retention as a result of the proposed business combination, (viii) the outcome of any legal proceedings that may be institute d a gainst Holdco, Comera or OTR related to the business combination agreement or the proposed business combination, (ix) the ability to maintain the listing of OTR’s securities on the Nasdaq, ( x) the price of Holdco’s securities may be volatile due to a variety of factors, including changes in the competitive and highly regulated industries in which Comera operates, variations in performance acro ss competitors, changes in laws and regulations affecting Comera’s business and changes in the combined capital structure, (xi) the ability to implement business plans, forecasts, and other ex pec tations after the completion of the proposed business combination, and identify and realize additional opportunities, (xii) the risk of downturns and the possibility of rapid change in the highly com petitive industry in which Comera operates, (xiii) the risk that Comera and its current and future collaborators are unable to successfully develop and commercialize Comera’s products or services, or exper ien ce significant delays in doing so, (xiv) the risk that Comera may never achieve or sustain profitability; (xv) the risk that Comera will need to raise additional capital to execute its business pla n, which many not be available on acceptable terms or at all; (xvi) the risk that the post - combination company experiences difficulties in managing its growth and expanding operations, (xvii) the risk that third - pa rties suppliers and manufacturers are not able to fully and timely meet their obligations, (xviii) the risk of product liability or regulatory lawsuits or proceedings relating to Comera’s products and services, and (xix) the risk that Comera is unable to secure or protect its intellectual property and (xx) the risk that the post - combination company’s securities will not be approved for listing on Nasda q or if approved, maintain the listing. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Fac tors” section of OTR’s Annual Report on Form 10 - K, Quarterly Reports on Form 10 - Q, Holdco’s registration statement on Form S - 4 and the proxy statement/prospectus discussed above and other documents fi led by Holdco or OTR from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ mat eri ally from those contained in the forward - looking statements. Forward - looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward - looking statement s, and Holdco, Comera and OTR assume no obligation and do not intend to update or revise these forward - looking statements, whether as a result of new information, future events, or otherwise . Neither Holdco, Comera nor OTR gives any assurance that either Comera or OTR will achieve its expectations. 3

Disclaimer (Continued)

Important Information About the Proposed Business Combination and Where to Find It

In connection with the proposed business combination, Holdco intends to file a registration statement on Form S-4 (initially on a confidential basis) that will include a proxy statement of OTR and a prospectus of Holdco. The proxy statement/prospectus will be sent to all OTR and Comera stockholders. Holdco also will file other documents regarding the proposed business combination with the SEC. Before making any voting decision, investors and securities holders of OTR and Comera are urged to read the proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC in connection with the proposed business combination as they become available because they will contain important information about the proposed business combination and the parties to the proposed business combination.

Investors and securities holders will be able to obtain free copies of the proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC by Holdco through the website maintained by the SEC at www.sec.gov. In addition, the documents filed by OTR may be obtained free of charge from OTR's website at https://www.otracquisition.com/ or by written request to OTR Acquisition Corp., 1395 Brickell Avenue, Suite 800, Miami, Florida 33131.

Participants in the Solicitation

Holdco, OTR and Comera and their respective directors and officers may be deemed to be participants in the solicitation of proxies from OTR's stockholders in connection with the proposed business combination. Information about OTR's directors and executive officers and their ownership of OTR's securities is set forth in OTR's filings with the SEC, including OTR's Annual Report on Form 10-K for the fiscal year ended December 31, 2020, which was filed with the SEC on March 3, 2021 as amended on December 13, 2021. To the extent that holdings of OTR's securities have changed since the amounts printed in OTR's Annual Report, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Additional information regarding the interests of those persons and other persons who may be deemed participants in the proposed business combination may be obtained by reading the proxy statement/prospectus regarding the proposed business combination when it becomes available. You may obtain free copies of these documents as described in the preceding paragraph.

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Nicholas J. Singer Chairman & CEO Overview of OTR Acquisition Corp. OTR’s team has significant public company experience to support Comera’s growth plans • 20+ years of experience in finance and investments • Co - Founder of two hedge funds that managed each in excess of a billion dollars • Founder & Executive Chairman of United Parks • Executive Chairman of IntegriCo Composites • Chairman of Only What You Need (OWYN) • Former Board Member of Brooklyn ImmunoTherapeutics (Nasdaq: BTX) Douglas Anderson CFO & Director David Neithardt Director 100+ years combined investing & operating experience Growth oriented investors & operators Robust M&A and capital markets experience Long - term track record of value creation across sectors Life sciences experience 5

Comera Life Sciences Investment Highlights Significant Opportunity • Most biologics delivered intravenously despite significant limitations for patients and healthcare system • $220B addressable market in 2020 and expected to grow to $422B in 2025 Multiple Pharmaceutical Partnerships • Agreements with top - tier pharma collaborators for high - value , late - stage/marketed, licensed products with significant licensing, milestone payment and royalty potential • Additional partnerships expected Proprietary Product Pipeline • Proprietary pipeline of biologics in development targeting substantial markets and high unmet needs • First IND filing expected in Q1 2024 Expertise and Intellectual Property • Team with successful track record of drug development and life sciences operating experience • Extensive IP protection • Proprietary excipient platform technology to develop subcutaneous biologics for improved patient outcomes • Lead caffeine - based patented excipient validated in peer - reviewed study and initial in vivo safety studies provide evidence of tolerability Proprietary Excipient Technology Platform Compelling Valuation and Attractive Entry Point • Proprietary platform enables potential for significant value creation • As Comera continues to execute on its business plan, it should trade in line with more developed biologics companies that tend to trade at higher valuations 6

Experienced and Accomplished Management Team James Sherblom Executive Chairman Neal I. Muni, MD, MSPH Chief Operating Officer Successful track record of drug development and life sciences operating expertise 7 Jeffrey S. Hackman Chief Executive Officer Robert Mahoney, Ph.D. Chief Scientific Officer

Board of Directors: Top-Tier Pharma Expertise

Comera LIFE SCIENCES



James Sherblom
Executive Chairman

- A founder of Mass Bio Council
- Former SVP & CFO, Genzyme; led first IPO
- Former Chairman and CEO, Transgenic Sciences
- Founding & Managing Partner, Seaflower Ventures
- Activist Social Impact Investor
- Vice Chair, GrainPro Inc.



Jeff Hackman
President/CEO

- 30 years experience in Pharma and Biotech
- Former CEO Novelion
- Head of U.S. Internal Medicine & Oncology for Shire.
- Region head for North America at Baxalta.
- Commercial VP roles at Sigma Tau, Intercell, Emergent BioSolutions and MedImmune



Roopom Banerjee, PhD

- Managing Partner of WhiteLeaf Advisors, Strategic Advisor of Bain Capital and Operating Operator of CRG LP
- Chief Strategy and BD Officer for Agendia
- Board Member of SAGA Diagnostics AB
- Former President and CEO of RainDance Technologies



Barbara Finck, MD

- Board-certified rheumatologist
- 25+ years of preclinical & clinical drug development
- Acting CMO of Coherus
- VP Clinical development at Alza, Eos, PDL & Immunex
- CMO at Osprey Pharmaceuticals and NK Therapeutics



Kirsten Flowers

- 15 years Pharma and Biotech
- Currently CCO for Kura Oncology
- Previously SVP of Commercial Operations at Array Biopharma
- Before Array Kirsten held several leadership positions with Pfizer



Stuart Randle

- 30 years experience in Pharma and Biotech
- Division President of Baxter Healthcare
- CEO of ACT Medical
- President and CEO of GI Dynamics
- Most recently President and CEO of Ivenix
- Board Member of Teleflex and Beacon Roofing Supply



Edward Sullivan

- 35 years experience in Pharma and Biotech advising companies from early-stage IPO to multi-billion-dollar companies
- Trusted counselor to multinational corporations helping them through years of growth and transformational change



John Yee, MD

- Board-certified rheumatologist
- 20+ years academia & Industry
- CMO of Sobi North America
- Medical lead at Genzyme, Flexion, Vertex, Intarcia, AstaZeneca
- Boston Children's Hospital & Harvard Medical School



William Wexler
OTR BOD Rep.

- 30 years experience in finance, operations, general corporate restructuring and, most recently, energy and power generation
- Homer City Holdings: Chairman & CEO
- Upstate New York Power Producers: former Chairman and CEO
- VMR Electronics: former Chief Restructuring Officer

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True medical advances don’t spring from technology, experience, or even genius. They’re inspired by compassion. We apply a deep knowledge of formulation science and technology to transform essential biologic medicine from IV to subcutaneous (“SQ”) forms, providing patients and families with the freedom of self injectable care to fully realize the potential of these life - changing therapies – and the vast potential of their own lives. Leading a compassionate new era in medicine. 9

Biologics Market is Massive and Growing Rapidly

Global biologics market was ~$286B in 2020 and expected to grow to ~$422B in 2025[1]

7 of the top 10 global medicines are biologics[2]

Products across all major therapeutic indications

Biologics are at the vanguard of cutting-edge biomedical technology and are driving the next generation of treatments for patients

Multiple $Billion Products

- Rituxan Rituximab
- Remicade INFLIXIMAB
- Herceptin trastuzumab
- AVASTIN bevacizumab
- SOLIRIS (eculizumab)
- KEYTRUDA (pembrolizumab)

1. Source: https://www.bccresearch.com/market-research/biotechnology/biologic-therapeutic-drugs-technologies-markets-report.html; Based on revenues generated by each product as disclosed in the annual reports for such companies that produce each of these products.
2. Source: https://www.globenewswire.com/news-release/2019/01/11/1690388/0/en/Global-Biologics-Outsourcing-Market-2018-2027-In-2017-7-out-of-10-Blockbuster-Drugs-were-Biologics-Outnumbering-Small-Molecule-Drugs.html

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• Pain and discomfort associated with IV access • Time - consuming (1 - 4 hours) • Risk of infection • Reduced compliance • Inconvenience – travel, time • Cannot be self - administered Patients • Requires space and time in office • Requires storage “ refrigeration, supplies • Requires nursing time • Increased costs Healthcare System Most Biologics Administered Intravenously, with Significant Limitations 11

• Less pain and discomfort (smaller needle than IV) • Less time - consuming • Less risk of infection • At - home self - administration • Higher patient satisfaction • Improved compliance • Improved quality of life Patients • No need for IV access resources and nursing time • Reduced costs – supplies, storage, staffing Healthcare System Subcutaneous Administration has Multiple Potential Benefits 12

SQ Dosing Strongly Preferred Over IV by Physicians

Comera LIFE SCIENCES

Comera conducted market study with over 50 physicians to assess unmet need

Over 70% expressed interest in a SQ version of an IV biologic if available

A clear majority agreed that patient inconvenience was a significant issue with IV

"Traveling and infusion time can sometimes take up half a day for some of my patients. If there were an option to take [the treatment] at home, many of them would be very interested."

- Gastroenterologist in Midwest U.S.

Top issues creating lack of physician satisfaction with IV biologic dosage forms


Inconvenience to the patient
75%
Patient reluctance
68%
Compliance to therapy
52%
Injection site pain
45%
I don't have enough staff to administer treatment
30%
I don't have enough staff to schedule administration
16%

Source: Ipsos market study and Comera physician interviews, December 2021; base: Total HCPs; n=50 + 5 IDIs with high-prescribing physicians

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Increased Viscosity Significant Hurdle to Formulating Most Biologics for SQ Administration 14 High Viscosity Low Viscosity Increased protein concentration needed for smaller dosing volumes leads to increased viscosity This increased viscosity prevents SQ administration

Excipients Typically Used to Reduce Viscosity, but Lack of Innovation has Plagued Industry Fail to reduce viscosity sufficiently Destabilize the biologic protein Increase injection pain Cause other side effects Despite decades of research, a lack of effective excipients remains Suboptimal excipients can: Lack of innovation highlighted by FDA Novel Excipient Review Pilot Program First proposals accepted December 2021 15 Excipients are substances added to a therapeutic agent in a drug formulation to aid in manufacturing, delivery, stability and/or patient acceptability

Proprietary Excipient Technology Platform 16 IV SQ >200 EXCIPIENT COMPOUNDS PROPRIETARY EXCIPIENT ENGINEERING +

: Validated by Scientific Peer - Review Value of concept and strength of science confirmed by recent publication in industry - leading Journal of Pharmaceutical Sciences 17 Source: “Caffeine as a viscosity reducer for highly concentrated monoclonal antibody solutions”, Journal of Pharmaceutical Sciences , 110 (2021) 3594−3604, https://doi.org/10.1016/j.xphs.2021.06.030 • Use of caffeine - based excipient to reduce viscosity demonstrated for two mAbs, ipilimumab (Yervoy) and infliximab (Remicade) ₋ Ipilimumab: caffeine reduced viscosity from 45 - 78% in three buffers ₋ Infliximab: caffeine reduced viscosity by 77% vs. control • Caffeine - containing formulations met target stability requirements for a viable drug product • No loss of biologic activity for either molecule in the presence of caffeine, confirmed by rigorous analytical demonstration Conclusion: Caffeine - based excipient proven in externally validated, rigorous scientific evaluation to achieve all desired target parameters for a viable SQ formulation

Caffeine - based Excipient is Optimized Viscosity - Lowering Beneficial Excipient for Several Biologics 18 0 10 20 30 40 50 60 70 0 25 50 75 100 125 150 Viscosity (cP) infliximab (mg/mL) Control Caffeine ArgHCl NaCl Inﬂiximab formulated in a 20 mM phosphate - acetate buffer at pH 6.0 (control) and in the presence of 75 mM caffeine, 100 mM ArgHCl, or 100 mM NaCl Ipilimumab formulated in Yervoy commercial formulation vehicle (Comm.) and PBS with or without 75 mM caffeine Source: “Caffeine as a viscosity reducer for highly concentrated monoclonal antibody solutions” Journal of Pharmaceutical Sci enc es 110 (2021) 3594−3604 https://doi.org/10.1016/j.xphs.2021.06.030 0 10 20 30 40 50 60 70 100 125 150 175 200 225 Viscosity (cP) ipilimumab (mg/mL) Comm. Control Comm.-Caffeine PBS Control PBS-Caffeine Target viscosity range Target viscosity range

19 in vivo Data Supports Safety of Caffeine 19 Pre - clinical proof of concept studies further validate use of in SQ drug development • Animal studies conducted by the Company to assess formulation viability to deliver mAbs subcutaneously • Study #1: no toxicity from caffeine formulation on the test animals (Sprague Dawley® rats), upon SQ and IV administration • Study #2: initiated December 2021, final results expected February 2022; no evidence of local or systemic toxicity reported to - date after test formulation administered to study animals Study #2 Goals (started 12/2021, completion 2/2022) • Comparison of IV and SQ - administered formulations • Determine PK profile and bioavailability of mAb formulations upon different routes of administration • Testing a control formulation vs. a caffeine containing mAb formulation • Observe the animals (SD rats) for any signs of health effects Based on data collected - to - date, administered subcutaneously, caffeine - containing mAb formulations have not demonstrated evidence of local or systemic toxicity

Dual Pillars of Growth: Partnerships and Proprietary Pipeline Development 20 INTERNAL PIPELINE Develop portfolio of SQ biologics representing some of the most widely - used IV biologic therapies PARTNERSHIPS Partnering with companies to develop their IV biologic drugs into SQ formulations

21 Platform Leading to Revenue - Generating, High - Value Partnerships, with Additional Expected this Year Selective focus on high - value collaborations with near - term milestone value • Late - stage clinical programs and/or commercialized assets • Programs with significant commercial potential • High patient quality - of - life impact with availability of self - injectable formulation • Emphasis on long - term value creation (royalties, milestone payments) if collaboration successful Selective focus on pharma partners having significant strategic value to Comera • Broad mAb asset portfolio amenable to SQ formulation with • Potential interest in licensing and acquiring Comera’s internal assets at downstream stages of development Partnering Strategy Current Partnerships Partnership #1 • Leading US biotechnology company • Three high - priority assets in development • Option to license after further technical evaluation complete Partnership #2 • Top 10 global pharma company • Drug commercialized globally, currently the largest biologic drug by revenue to Company (top two overall) • Option to license after further technical evaluation complete 21

Proprietary Pipeline Strategy SQ formulations of widely used IV biologics • Opportunity size validated by existing market • Reduced efficacy and safety development risk with known molecular entity Products with high patient quality of life impact • Chronically - administered therapies • Patients affected by disruption to work and school due to IV infusion visits Optimal Product Profile Comera Advantage Select assets where value can be leveraged • High concentration protein solutions requiring viscosity reduction • Stability challenges with viscosity reduction, addressable with Development Goal Achieve risk reduction and value creation in early milestones • Consider asset out - licensing at key value inflection milestones (IND, Phase 1) • Preserve option to continue full development to launch 22

CLS - 001: Addressing Unmet Need in Large Market 23 SQ formulation of marketed IV mAb Program Therapeutic Area Development Status Key Milestone Competition Peak Sales Potential IBD Ulcerative colitis and Crohn’s disease Formulation development IND filing: Q1 2024 No SQ in US $250M - $500M base case Source: https://www.grandviewresearch.com/industry - analysis/inflammatory - bowel - disease - ibd - treatment - market; https://www.marketw atch.com/press - release/inflammatory - bowel - disease - ibd - treatment - market - analysis - share - trends - size - forecast - from - 2020 --- 2030 - 2021 - 11 - 01?tesla=y ; https://www.yahoo.com/now/global - inflammatory - b owel - disease - treatment - 103800897.html; https://qualiketresearch.com/reports - details/Inflammatory - Bowel - Disease - Treatment - Market; Al - Horani et.,al., Nat Rev Drug Disc (21):2022; Peak sales potential reflects maximum estimated sales in a 12 - month period following approval. First program focuses on formulating a SQ version of a widely - marketed, successful IV biologic therapy targeting Inflammatory Bowel Disease (IBD) Global IBD Market* Revenue in billions (USD) 19.2 20.1 21.0 21.9 22.9 23.9 25.0 26.1 27.3 0 5 10 15 20 25 30 2020 2021 2022 2023 2024 2025 2026 2027 2028 Year Global Revenue ($B)

62.2 71.5 82.3 94.6 108.8 125.1 143.9 165.5 190.3 0 40 80 120 160 200 2020 2021 2022 2023 2024 2025 2026 2027 2028 CLS - 002: Targeting Large Addressable Market with a First - in - Class SQ Formulation 24 SQ formulation of marketed I - O mAb Program Therapeutic Area Development Status Key Milestone Competition Peak Sales Potential Oncology Formulation development IND filing: Q3 2024 No SQ available $500M - $800M base case Source: https://www.biospace.com/article/immuno - oncology - therapy - market - a - paradigm - shift - from - traditional - chemotherapies - to - immu notherapies - is - propelling - the - overall - market - growth/; https://www.businesswire.com/news/home/20210929005402/en/Immuno - Oncology - Drugs - Global - Market - Report - 2021 --- ResearchAndMarkets.co m; https://www.mckinsey.com/industries/life - sciences/our - insights/delivering - innovation - 2020 - oncology - market - outlook; https://www.marketwatch.com/press - release/immuno - oncology - market - si ze - share - key - players - growth - analysis - and - forecast - 2028 - 2021 - 12 - 06; https://www.futurewiseresearch.com/healthcare - market - research/Immuno - Oncology - Market/10981; Peak sales potential reflects maximu m estimated sales in a 12 - month period following approval. Second program targets a highly growing space within immuno - oncology Global I - O Market* Revenue in billions (USD) Year Global Revenue ($B)

CLS - 003 and Other Emerging Pipeline Programs 25 Source: L.E.K. market research and analysis; ; Peak sales potential reflects maximum estimated sales in a 12 - month period following approval. We intend to announce CLS - 003 in late Q1 2022 after finalization of our internal assessment; other pipeline assets in earlier stages of diligence and will be named by the end of 2022 CLS - 003 (to be announced late Q1 2022) Other Emerging Pipeline Programs + Candidate 1 Candidate 2 Candidate 3 Candidate 4 Candidate 5 Candidate 6 Therapeutic Area Peak Asset Sales Potential Peak Market Size Oncology ~$15B $500M - $1B Oncology ~$10B $350M - $850M Inflammation ~$1B $300M - $650M Oncology, Inflammation ~$4B $200M - $500M Oncology ~$3B $350M - $600M Oncology ~$2B $350M - $650M

6 U.S. Patents Viscosity Reducer Family 9,605,051 9,867,881 10,478,498 Stabilizer Family 10,016,513 10,279,048 10,610,600 5 International Patents Viscosity Reducer Family Canada 2,951,716 Japan 6674901 Japan 6983266 China ZL2015800398 26 Platform Commands Strong IP Portfolio 26 >35 Patents Pending U.S. & International

SQore™ Well-Positioned vs. Other Approaches

Comera LIFE SCIENCES

Large market opportunity accommodates multiple players

Category	Company	Approach
Viscosity Reducing Technology	Comera LIFE SCIENCES	**SQore™: scientifically validated, well-characterized excipient technology, all previously used in humans, allowing for low-volume, easy-to-administer subcutaneous formulations across multiple different mAbs**
	ExcelseBio	EXCELSE™: amino acid blends to reduce protein clumping
	Lindy Biosciences	Microglassification™: protein microbead process
	Arecor	Arestat™: oligomers of ethyleneimine
	ARSIA / EAGLE	Camphor sulfonic acid derivatives
Enzyme Based Technology	Halozyme	ENHANZE®: hyaluronidase used to enhance SQ tissue absorption
	ALTEOGEN Inc.	Hybrozyme™: hyaluronidase variant
Oral Delivery	Rani	RaniPill™: oral capsule drug delivery system

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Summary Transaction Overview • Implied initial equity value of approximately $258.4 million translating into an enterprise value of approximately $151.3 million Overview 1 Ownership 1 • All existing Comera investors are rolling 100% of their equity into the pro forma company Earn - Out • 3.15 million shares issuable to Comera’s existing stockholders if the pro forma stock price is at or above $12.50 for 20 out of 30 consecutive trading days within 2 years post - closing Transaction Rationale • Provides Comera with access to public markets, which will help facilitate the development of new or improved subcutaneous formulations of essential biologic medicines through additional growth capital and partnerships • Attractive entry point / valuation for investors within biologics market with significant upside potential Use of Proceeds • To execute on and complete new pharmaceutical partnerships and advance internal pipeline • Working capital and general corporate purposes 28 1. Pro forma diluted basis at $10.00 per share, assumes no redemptions and excludes impact of unvested stock - based compensation and unvested shares pursuant to the new, to - be - established equity incentive plan, earn - out shares and warrants

Detailed Transaction Overview 48.8% 41.1% 10.1% Existing Comera Stockholders OTR Public Stockholders OTR Founder Shares Uses ($M) Comera Equity Rollover $126.0 Cash to Balance Sheet 1 $107.1 OTR Founder Shares $26.1 Transaction Cash Fees, Expenses & Deferred UW Fees $7.5 Total Uses $266.7 Illustrative Sources & Uses Sources ($M) OTR Cash in Trust 1 $107.1 Comera Equity Rollover $126.0 Existing Comera Cash $7.5 OTR Founder Shares $26.1 Total Sources $266.7 Pro Forma Valuation 1, 2 ($M, except per share data) Pro Forma Shares Outstanding 2 25.8 (x) Illustrative Share Price $10.00 Pro Forma Equity Value 2 $258.4 ( - ) Pro Forma Net Cash 3 $107.1 Pro Forma Enterprise Value 2 $151.3 1. Assumes no redemptions by OTR public stockholders 2. Pro forma diluted basis at $10.00 per share, assumes no redemptions and excludes impact of unvested stock - based compensation and unvested shares pursuant to the new, to - be - established equity incentive plan, earn - out shares and warrants 3. Includes existing cash of ~$6.5M from Comera a/o December 31, 2021 plus an additional ~$1.0M from Comera employee options exe rcised 4. Includes shares issued to Maxim Group LLC pursuant to a sell - side advisory fee 29 Pro Forma Share Ownership 1,2,4

Compelling Valuation and Attractive Entry Point

- Proprietary platform enables potential for significant share price appreciation
- Indicative valuation range can be determined by comparing Comera to related biologics companies in the market at different stages of development
- As Comera continues to execute on its business plan, it should have ability to trade similarly to more developed biologics & novel formulation companies that tend to trade at higher valuations

CURRENT ENTERPRISE VALUES OF COMPARABLE PUBLICLY TRADED BIOLOGICS COMPANIES (USD $M)

Comera Life Sciences

- ✓ High unmet needs
- ✓ Diversified pipeline
- ✓ Multiple sources of revenue
- ✓ Revenue-generating model
- ✓ Extensive IP protection
- ✓ Strategic collaborations & partnerships
- ✓ Assets under development
- ✓ Near term milestones

$151.3[1]



Early-Stage Biosimilar
Early-Stage Biobetter
Late-Stage/ Biologics Formulation
Arecor
$110.0
Outlook Therapeutics
$306.9
EAGLE
$518.2
Rani
$911.5
alvotech
$2,250.0
Halozyme
$4,647.2

Source: Comera Management, CapitalIQ, Company Filings; Market data as of 1/28/22

1. Pro forma diluted enterprise value at $10.00 per share, assumes no redemptions and excludes impact of unvested stock-based compensation and unvested shares pursuant to the new, to-be-established equity incentive plan, earn-out shares and warrants

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31 Accelerated Growth as a Public Company 31 Market opportunity sufficiently large to accommodate multiple players Studied technology with significant IP protection Proprietary Platform Established & Future Partnerships Innovative Pipeline Experienced Management Team Diversified Business Model Clear Market Opportunity Revenue - generating programs De - risked product development Over 100+ years combined operating experience Multiple sources of revenue potential supported by core technology Addressing high unmet needs 1 2 3 4 5 6

Investment Highlights 32 Proprietary Excipient Technology Platform Significant Opportunity Multiple Pharmaceutical Partnerships Proprietary Product Pipeline Expertise and Intellectual Property Compelling Valuation and Attractive Entry Point

Thank you! Investor Contact John Woolford ICR Westwicke John.Woolford@westwicke.com Comera Press Contact Sean Leous ICR Westwicke Sean.Leous@westwicke.com 12 Gill Street, Suite 4650 Woburn, MA 01801, USA comeralifesciences.com OTR Contact Melanie Gounardes Prosek Partners Mgounardes@prosek.com

Thank you! Investor Contact John Woolford ICR Westwicke John.Woolford@westwicke.com Comera Press Contact Sean Leous ICR Westwicke Sean.Leous@westwicke.com 12 Gill Street, Suite 4650 Woburn, MA 01801, USA comeralifesciences.com OTR Contact Melanie Gounardes Prosek Partners Mgounardes@prosek.com

Thank you! Investor Contact John Woolford ICR Westwicke John.Woolford@westwicke.com Comera Press Contact Sean Leous ICR Westwicke Sean.Leous@westwicke.com 12 Gill Street, Suite 4650 Woburn, MA 01801, USA comeralifesciences.com OTR Contact Melanie Gounardes Prosek Partners Mgounardes@prosek.com

Thank you! Jeff Hackman, CEO jhackman@comerals.com +1 - 617 - 871 - 2101 12 Gill Street, Suite 4650 Woburn, MA 01801, USA comeralifesciences.com